SHARE EXCHANGE AGREEMENT

THIS AGREEMENT is dated May 31, 2005

BETWEEN:

Kimberley Coonfer, an individual residing in the Province of Alberta;

Caribbean Overseas Investments Ltd., a company incorporated pursuant to the laws of Belize, Central America;

(hereinafter the “Shareholders”)

AND

SUN WORLD PARTNERS INC., a company incorporated pursuant to the laws of the State of Nevada.

(hereinafter “Sunworld”)

AND

TIEMPO DE MEXICO LTD., a company incorporated pursuant to the laws of the Province of Alberta.

(hereinafter “Tiempo”)

WHEREAS:

A.

Tiempo   is a private Alberta company   having an address at 1601-14th St., SW, Calgary, Alberta T3C 1E3

B.

The Shareholders are the registered and beneficial owners of 100% percent of the issued and outstanding shares of Tiempo being 50,000 common shares, (the “Shareholders Shares”);

C.

Sunworld is a private company which will be registered with the U.S. Securities and Exchange Commission, having an office address of 41877 Enterprise Circle N., Suite 220, Temecula, CA 92590;

D.

Sunworld desires to acquire the Shareholders Shares on the basis of one share of Sunworld to be exchanged  for each one share of Tiempo, from the Shareholders, for a total of  50,000 common shares to be issued by Sunworld (the “Sunworld Shares”) to the Shareholders.

NOW THEREFORE THIS AGREEMENT WITNESSES that for and in consideration of the mutual premises and the mutual covenants and agreements contained herein, the parties covenant and agree each with the other as follows:

ARTICLE I

DEFINITIONS

Section 1.01.  The following terms shall have the following respective meanings:

(a)

“Closing Date” shall mean on or before May 31, 2005 or any other date that the parties hereto agree to in writing;

(b)

“Share Exchange” shall mean the transfer, by the Shareholders, of the Tiempo Shares to Sunworld in exchange for the Sunworld Shares;

ARTICLE II

THE SHARE EXCHANGE

Section 2.01.

Exchange.  Based upon the terms and subject to the conditions of this Agreement, on the Closing Date, the Shareholders agree to transfer the Tiempo Shares to Sunworld in exchange for Sunworld issuing to the Shareholders, 50,000  Sunworld Shares.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF Tiempo

Section 3.01.

Organization, Standing and Authority; Qualification.

(a)

Tiempo is a corporation duly organized, validly existing and in good standing under the laws of the Province of Alberta with all requisite power and authority to enter into, and perform the obligations under the Agreement.  Tiempo has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being and as heretofore conducted.

(b)

Tiempo is duly qualified or otherwise authorized to transact business and is in good standing in the jurisdiction of the Province of Alberta, which is the only jurisdiction in which such qualification or authorization is required by law.  No other jurisdiction has claimed, in writing or otherwise, that Tiempo is required to qualify or otherwise be licensed therein.  Tiempo does not file any franchise, income or other tax returns in any other jurisdiction based upon the ownership or use of property therein or the derivation of income therefrom.

Section 3.02.

Capitalization.   The Tiempo Shares are duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights.

Section 3.03.

Corporate Status of Tiempo

(a)

Tiempo has heretofore delivered to Sunworld true, correct and complete copies of the Certificate or Articles of Incorporation (certified by the Province of Alberta) and By-laws or comparable instruments (certified by the corporate secretary thereof) of Tiempo.

(b)

(c)

The minute books of Tiempo accurately reflect all actions taken at all meetings and consents in lieu of meetings of its stockholders, and all actions taken at all meetings and consents in lieu of meetings of each of their boards of directors and all committees.

Section 3.04.

Execution and Delivery.  This Agreement has been duly executed and delivered by Tiempo and thereby constitutes a valid and binding agreement, enforceable against Tiempo in accordance with its terms.

Section 3.05.

Consents and Approvals.  The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein do not require Tiempo to obtain any consent, approval or action of, or make any filing with or give any notice to, any person or entity.

Section 3.06.  No Conflict.  The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein will not:

(a)

violate any provisions of the Articles or Certificate of Incorporation, By-laws or other charter or organizational document of Tiempo;

(b)

violate, conflict with or result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both, constitute) a default under, any contract or agreement to which Tiempo is a party to by or to which any of them or any of their respective assets or properties may be bound or subject;

(c)

violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon Tiempo or upon the Tiempo Shares or the properties or business of Tiempo;

(d)

violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to Tiempo; or

(e)

result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any permit or license.

Section 3.07.

Options or Other Rights.

(a)

There is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option, contract or other agreement of any kind to purchase or otherwise to receive from Tiempo any of the outstanding, unauthorized or treasury shares of the Common Stock of Tiempo,  other than those disclosed in this Agreement; and

(b)

there is no outstanding security of any kind convertible into any common shares of Tiempo, and, except as aforesaid, there is no outstanding contract or other agreement to purchase, redeem or otherwise acquire any of the Tiempo Shares.

Section 3.08.

Tiempo Financial Statements.

(a)

Tiempo has, or will have prior to the Closing Date, provided to Sunworld the unaudited financial statements of Tiempo for the period ended May 31, 2005 (the “Tiempo Financial Statements”).

(b)

(c)

The Tiempo Financial Statements shall be true, correct and complete in all material respects and fairly present the financial condition of Tiempo and the results of its operations for the period then ended and shall be prepared in conformity with Canadian generally accepted accounting principles applied on a consistent basis.

Section 3.09.

Material Information.

(a)

This Agreement, the Schedules hereto, the Tiempo Financial Statements and all other information provided in writing by Tiempo, or representatives thereof, to Sunworld, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein not misleading.

(b)

There are no facts or conditions, which have not been disclosed to Sunworld in writing, which, individually or in the aggregate, could have a material adverse effect on Tiempo or a material adverse effect on the ability of Tiempo to perform any of its obligations pursuant this Agreement.

Section 3.10.

Absence of Certain Changes.  Since

the date of the Tiempo Financial Statements, there has been no event, change or development which could have a material adverse effect on Tiempo.

Section 3.11.

Undisclosed Liabilities.  Except as reflected or reserved against in the Tiempo Financial Statements, as of and for the period reflected therein, Tiempo was not on that date subject to, and since that date Tiempo has not incurred, any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, of a kind required by generally accepted accounting principles to be reflected or reserved against on a financial statement (“Liabilities”), which individually or in the aggregate exceeds $200,000.

Section 3.12.  Operations of Tiempo.  Except as contemplated by this Agreement, since the date of the Tiempo Financial Statements, Tiempo has not:

(a)

amended its Certificate or Articles of Incorporation or By-laws or merged with or into or consolidated with any other person or entity, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business;

(b)

issued, reserved for issuance, sold or redeemed, repurchased or otherwise acquired, or issued options or rights to subscribe to, or entered into any contract or commitment to issue, sell or redeem, repurchase or otherwise acquire, any shares of its capital stock or any bonds, notes, debentures or other evidence or indebtedness;

(c)

incurred any indebtedness for borrowed money or incurred or assumed any other liability in excess of $150,000 in any one case (or, in the aggregate, in the case of any related series of occurrences) or $250,000 in the aggregate;

(d)

declared or paid any dividends or declared or made any other distributions of any kind to its shareholders;

(e)

(f)

made any change in its accounting methods or practices or made any change in depreciation or amortization policies, except as required by law or generally accepted accounting principles;

(g)

made any loan or advance to any of  its shareholders or to any of its directors, officers or employees, consultants, agents or other representatives, or made any other loan or advance, otherwise than in the ordinary course of business;

(h)

entered into any lease (as lessor or lessee) under which Tiempo is obligated to make or would receive payments in any one year of $75,000 or more;

(i)

sold, abandoned or made any other disposition of any of its assets or properties;

(j)

granted or suffered any lien on any of its assets or properties;

(k)

entered into or amended any contracts to which it is a party, or by or to which it or its assets or properties are bound or subject which if existing on the date hereof would be required to be disclosed in Section 3.16;

(l)

made any acquisition of all or a substantial part of the assets, properties, securities or business of any other person or entity;

(m)

paid, directly or indirectly, any of its material liabilities before the same became due in accordance with its terms or otherwise than in the ordinary course of business;

(n)

terminated or failed to renew, or received any written threat (that was not subsequently withdrawn) to terminate or fail to renew, any contract that is or was material to the assets, liabilities, business, property, operations, prospects, results of operations or condition (financial or otherwise of Tiempo); or

(o)

entered into any other contract or other transaction that materially increases the liabilities of Tiempo.

Section 3.13.

Compliance with Laws.  Tiempo is not in violation of any applicable order, judgment, injunction, award or decree nor is it in violation of any Federal, provincial, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator, other than those violations which, in the aggregate, would not have a material adverse effect on Tiempo, Tiempo has not received written notice that any violation is being alleged.

Section 3.14.  Permits and Licences

(a)

Tiempo has all permits and licences that are necessary for the ownership and conduct of its business, and such permits and licences are or, shall be, in full force and effect and are or, shall be, sufficient for the ownership and conduct of such business;

(b)

no violations exist or have been recorded in respect of any such permit or licence; and, to the best of Tiempo’s knowledge, no proceeding is pending or threatened that would suspend, revoke or limit any such permit.

Section 3.15. Actions and Proceedings.

(a)

there are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving Tiempo or against or involving any of the Tiempo Shares; and

(b)

to the best of Tiempo’s knowledge, there are no actions, suits or claims or legal, regulatory, administrative or arbitration proceedings pending or threatened against or involving Tiempo or any of the Tiempo Shares.

Section 3.16.  Contracts.

(a)

there have been delivered or made available to Sunworld true, correct and complete copies of each of the contracts set forth in Schedule 3.16 or in any other Schedule.  Each such contract is valid, subsisting, in full force and effect and binding upon the parties thereto in accordance with its terms, and neither Tiempo nor any of TIEMPO’s other affiliates, as the case may be, is in default in any respect under any of them; and

(b)

without limiting the generality of section 3.16(a), Tiempo is not a party to any:

(i)

contracts with any current or former officer, director, employee, consultant, agent or other representative which is not disclosed;

(ii)

contracts for the purchase or sale of equipment or services that contain an escalation, renegotiation or re-determination clause or that can be cancelled without liability, premium or penalty only on ninety days’ or more notice;

(iii)

contracts for the sale of any of its assets or properties or for the grant to any person of any preferential rights to purchase any of its or their assets or properties;

(iv)

contracts (including with limitation, leases of real property) calling for an aggregate purchase price or payments in any one year of more than $100,000 in any one case (or in the aggregate, in the case of any related series of contracts);

(v)

contracts relating to the acquisition by Tiempo of any operating business of, or the disposition of any operating business by, any other person;

(vi)

executory contracts relating to the disposition or acquisition of any investment or of any interest in any person;

(vii)

joint venture contracts or agreements;

(viii)

contracts under which Tiempo agrees to indemnify any party, other than in the ordinary course of business or in amounts not in excess of $100,000, or to share tax liability of any party;

(ix)

contracts containing covenants of Tiempo not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with  Tiempo in any line of business or in any geographical area;

(x)

contracts relating to the making of any loan by Tiempo;

(xi)

contracts relating to the borrowing of money by Tiempo or the direct or indirect guaranty by Tiempo of any obligation for, or an agreement by Tiempo to service, the repayment of borrowed money, or any other contingent obligations in respect of indebtedness of any other Person, including, without limitation,

(1)

any contract with respect to lines of credit;

(2)

any contract to advance or supply funds to any other person other than in the ordinary course of business;

(3)

any contract to pay for property, products or services of any other person even if such property, products or services are not conveyed, delivered or rendered;

(4)

any keep-well, make-whole or maintenance of working capital or earnings or similar contract; or

(5)

any guarantee with respect to any lease or other similar periodic payments to be made by any other person;

(xii)

contracts for or relating to computers, computer equipment, computer software or computer services; and

(xiii)

any other material contract whether or not made in the ordinary course of business.

Section 3.17.

Liens.  Tiempo has marketable title to all of its assets and properties free and clear of any liens, other than those liens disclosed in Schedule  3.17 appended hereto.

Section 3.18.

Officers, Directors and Key Employees.

(a)

Tiempo does not have any contract or agreement with any of its officers, directors, employees or consultants whose annual salary equals or exceeds $100,000 or who received or has accrued in respect of such period a bonus equal to or in excess of $100,000; and

(b)

Tiempo does not have any commitments or contracts to increase the wages or to modify the condition or terms of employment or consultancy of any of the employees or consultants of Tiempo, including the aggregate cost to Tiempo of all such commitments or contracts.

Section 3.19.

Brokerage.  No broker or finder has acted, directly or indirectly, for the Shareholders nor have the Shareholders incurred any finder’s fee or other commission, in connection with the transactions contemplated by this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

Section 4.01.

Execution and Delivery.  This Agreement has been duly executed and delivered by the Shareholders and thereby constitutes a valid and binding agreement, enforceable against the Shareholders in accordance with its terms.

Section 4.02.

Consents and Approvals.  The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein do not require the Shareholders to obtain any consent, approval or action of, or make any filing with or give any notice to, any person or entity.

Section 4.03.

Title to Stock.

(a)

The Shareholders have valid title to the Tiempo Shares free and clear of all liens or encumbrances, including, without limitation, any community property claim; and

(b)

Upon delivery of the Tiempo Shares on the Closing Date, as herein provided, Sunworld shall acquire good and marketable title thereto, free and clear of any lien, including, without limitation, any community property claim.

Section 4.04. Actions and Proceedings.

(a)

there are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving any of the Tiempo Shares held by the Shareholders; and

(b)

to the best of the Shareholder’s knowledge, there are no actions, suits or claims or legal, regulatory, administrative or arbitration proceedings pending or threatened against or involving the Tiempo Shares.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF SUNWORLD

Sunworld represents and warrant to the Shareholders as follows:

Section 5.01.

Organization, Standing and Authority of Sunworld

Sunworld is a  corporation duly organized, validly existing under the laws of the State of Nevada  and have all requisite power and authority to enter into this Agreement and to perform their obligations hereunder.  Sunworld acknowledges that it is not presently in good standing in the State of Nevada but will undertake to bring Sunworld into good standing after the execution of this Agreement.

Section 5.02.   Execution and Delivery.  This Agreement has been duly authorized, executed and delivered by Sunworld and constitutes the valid and binding agreement of Sunworld enforceable against Sunworld in accordance with its terms.

Section 5.03.

Consents and Approvals.  The execution, delivery and performance by Sunworld of this Agreement and the completion by Sunworld of the transactions contemplated hereby do not require Sunworld to obtain any consent, approval or action of, or make any filing with or give any notice to, any person.

Section 5.04.

No Conflict.  The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein will not:

(a)

violate any provision of the Articles or Certificate of Incorporation, By-laws or other charter or organizational document of Sunworld;

(b)

violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract to which Sunworld are a party or by or to which their assets or properties may be bound or subject;

(c)

violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon Sunworld or upon the securities, assets or business of Sunworld;

(d)

violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to Sunworld or to the securities, properties or business of Sunworld; or

(e)

result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any permit or licence held by Sunworld.

Section 5.05.

Capitalization.

(a)

Schedule 5.05 sets forth the total issued and outstanding common shares, which is the only class of Sunworld’s capital stock issued and outstanding at Closing, other than the newly authorized share issuances as indicated in this Agreement.

(b)

(c)

Schedule 5.05 also sets forth all the outstanding warrants and options and any other security issued by Sunworld that carry the right to purchase additional shares of Sunworld Shares and the terms thereof at Closing.

Section 5.06.

Brokerage.  No broker or finder, has acted, directly or indirectly, for Sunworld, nor have Sunworld  incurred any obligation to pay any brokerage, finder’s fee or other commission in connection with the transactions contemplated by this Agreement.

Section 5.07.

Certificate of Incorporation and By-Laws.

(a)

Sunworld have heretofore delivered to the Shareholders true, correct and complete copies of the Certificate or Articles of Incorporation  and By-laws or comparable instruments of Sunworld; and

(b)

The minute books of Sunworld accurately reflect all actions taken at all meetings and consents in lieu of meetings of its shareholders, and all actions taken at all meetings and consents in lieu of meetings of its board of directors and all committees for the period from incorporation to the date hereof.

Section 5.08.

Material Information.  This Agreement, the Schedules attached hereto and all other information provided, in writing, by Sunworld or representatives thereof to the Shareholders, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein not misleading.  There are no facts or conditions which have not been disclosed to the Shareholders in writing which, individually or in the aggregate, could have a material adverse effect on Sunworld or a material adverse effect on the ability of Sunworld to perform any of their obligations pursuant to this Agreement.

Section 5.09.

Financial Statements.

(a)

Sunworld’s financial statements for the years ended May 31, 2005 are true, correct and complete in all material respects and fairly present the financial condition of Sunworld and the results of its operations for the periods then ended and were prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis;

(b)

The Shareholders have the right to inspect, review and approve any debts incurred by Sunworld subsequent to the date of this Agreement that individually or in aggregate exceed $10,000; and

(c)

Sunworld has, or will have prior to the Closing Date, provided to the Shareholders, the Sunworld financial statements, May 31, 2005 (the “Sunworld Financial Statements”).  The Sunworld Financial Statements shall be true, correct and complete in all material respects and fairly present the financial condition of Sunworld and the results of its operations for the period then ended and shall be prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis.

Section 5.10.

Undisclosed Liabilities. Sunworld has no liabilities except as reflected in the Sunworld  Financial Statements as of and for the period reflected therein, Sunworld was not, as of May 31, , 2005, subject to, and since that date Sunworld has not incurred, any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, of a kind required by generally accepted accounting principles to be reflected or reserved against on a financial statement (“Liabilities”), which individually or in the aggregate exceeds $10,000.

Section 5.11.

Compliance with Laws.  To the best of Sunworld’s knowledge, Sunworld is not in violation of any applicable order, judgment, injunction, award or decree nor is it in violation of any Federal, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator, other than those violations which, in the aggregate, would not have a material adverse effect on Sunworld and Sunworld has not received written notice that any violation is being alleged.

Section 5.12. Actions and Proceedings.  There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving Sunworld.  There are no actions, suits or claims or legal, regulatory, administrative or arbitration proceedings pending or, to the knowledge of Sunworld threatened against or involving Sunworld.

Section 5.13. Contracts.

(a)

there are no existing contract in Sunworld; and

(b)

without limiting the generality of section 5.13(a) and excluding any obligation referenced in this Agreement, Sunworld is not a party to any:

(i)

contracts with any current or former officer, director, employee, consultant, agent or other representative having more than three months to run from the date hereof or providing for an obligation to pay and/or accrue compensation of $10,000 or more per annum, or providing for the payment of fees or other consideration in excess of $10,000 in the aggregate to any officer or director of Sunworld, or to any other entity in which Sunworld has an interest;

(ii)

contracts for the purchase or sale of equipment or services that contain an escalation, renegotiation or re-determination clause or that can be cancelled without liability, premium or penalty only on ninety days’ or more notice;

(iii)

contracts for the sale of any of its assets or properties or for the grant to any person of any preferential rights to purchase any of its or their assets or properties;

(iv)

contracts (including with limitation, leases of real property) calling for an aggregate purchase price or payments in any one year of more than $50,000 in any one case (or in the aggregate, in the case of any related series of contracts);

(v)

contracts relating to the acquisition by Sunworld of any operating business of, or the disposition of any operating business by, any other person;

(vi)

executory contracts relating to the disposition or acquisition of any investment or of any interest in any person;

(vii)

joint venture contracts or agreements;

(viii)

contracts under which Sunworld agrees to indemnify any party, other than in the ordinary course of business or in amounts not in excess of $10,000, or to share tax liability of any party;

(ix)

(x)

contracts containing covenants of Sunworld not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with  Sunworld in any line of business or in any geographical area;

(xi)

other than disclosed in Schedule 5.13 appended hereto, contracts relating to the making of any loan by Sunworld;

(xii)

contracts relating to the borrowing of money by Sunworld or the direct or indirect guarantee by Sunworld of any obligation for, or an agreement by Sunworld to service, the repayment of borrowed money, or any other contingent obligations in respect of indebtedness of any other Person, including, without limitation,

(1)

any contract with respect to lines of credit;

(2)

any contract to advance or supply funds to any other person other than in the ordinary course of business;

(3)

any contract to pay for property, products or services of any other person even if such property, products or services are not conveyed, delivered or rendered;

(4)

any keep-well, make-whole or maintenance of working capital or earnings or similar contract; or

(5)

any guarantee with respect to any lease or other similar periodic payments to be made by any other person;

(xiii)

contracts for or relating to computers, computer equipment, computer software or computer services; or

(xiv)

any other material contract whether or not made in the ordinary course of business.

Section 5.14.

Officers, Directors and Key Employees.  Sunworld does not have any contract or agreement with any of its officers, directors, employees or consultants whose annual salary equals or exceeds $10,000 or who received or has accrued in respect of such period a bonus equal to or in excess of $5,000; and Sunworld does not have any commitments or contracts to increase the wages or to modify the condition or terms of employment or consultancy of any of the employees or consultants of Sunworld, including the aggregate cost to Sunworld of all such commitments or contracts.

Section 5.15  Operations of Sunworld.  Except as contemplated by this Agreement, since the date of the Sunworld Financial Statements, Sunworld has not:

(a)

amended its Certificate or Articles of Incorporation or By-laws or merged with or into or consolidated with any other person or entity, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business;

(b)

other than disclosed in Schedule 5.05 appended hereto, issued, reserved for issuance, sold or redeemed, repurchased or otherwise acquired, or issued options or rights to subscribe to, or entered into any contract or commitment to issue, sell or redeem, repurchase or otherwise acquire, any shares of its capital stock or any bonds, notes, debentures or other evidence or indebtedness;

(c)

incurred any indebtedness for borrowed money or incurred or assumed any other liability in excess of $10,000 in any one case (or, in the aggregate, in the case of any related series of occurrences) or $25,000 in the aggregate;

(d)

declared or paid any dividends or declared or made any other distributions of any kind to its shareholders;

(e)

(f)

made any change in its accounting methods or practices or made any change in depreciation or amortization policies, except as required by law or generally accepted accounting principles;

(g)

made any loan or advance to any of  its shareholders or to any of its directors, officers or employees, consultants, agents or other representatives, or made any other loan or advance, otherwise than in the ordinary course of business;

(h)

entered into any lease (as lessor or lessee) under which Sunworld is obligated to make or would receive payments in any one year of $10,000 or more;

(i)

sold, abandoned or made any other disposition of any of its assets or properties;

(j)

granted or suffered any lien on any of its assets or properties;

(k)

entered into or amended any contracts to which it is a party, or by or to which it or its assets or properties are bound or subject which if existing on the date hereof would be required to be disclosed in Schedule 5.13;

(l)

made any acquisition of all or a substantial part of the assets, properties, securities or business of any other person or entity;

(m)

paid, directly or indirectly, any of its material liabilities before the same became due in accordance with its terms or otherwise than in the ordinary course of business;

(n)

terminated or failed to renew, or received any written threat (that was no subsequently withdrawn) to terminate or fail to renew, any contract that is or was material to the assets, liabilities, business, property, operations, prospects, results of operations or condition (financial or otherwise) of Sunworld; or

(o)

entered into any other contract or other transaction that materially increases the liabilities of Sunworld.

Section 5.16.

Absence of Certain Changes.  Since

the date of the Sunworld Financial Statements, there has been no event, change or development which could have a material adverse effect on Sunworld.

ARTICLE VI

THE SHAREHOLDERS’S COVENANTS AND AGREEMENTS

Section 6.01.

Conduct of Businesses in the Ordinary Course.  From the date of this Agreement to the Closing Date, the Shareholders shall cause Tiempo to conduct its business substantially in the manner in which it is currently conducted and to not undertake any of the actions specified in Sections 3.12 and 3.14, nor enter into any Contract described in Section 3.16, without the prior written consent of Sunworld.

Section 6.02.

Preservation of Permits and Services.  From the date of this Agreement to the Closing Date, the Shareholders shall cause Tiempo to use its best efforts preserve any permits and licences in full force and effect and to keep available the services, and preserve the goodwill, of its present officers, employees, agents, and consultants.

Section 6.03.  Litigation.   From the date of this Agreement to the Closing Date, the Shareholders shall notify Sunworld promptly of any actions or proceedings of the type described in Section 3.15 that from the date hereof are threatened or commenced against Tiempo or against any officer, director, employee, properties or assets of Tiempo with respect to its affairs, or against any of the Tiempo Shares and of any requests for information or documentary materials by any governmental or regulatory body in connection with the transactions contemplated hereby.

Section 6.04.

Conduct of the Shareholders Pending the Closing Date.  From the date of this Agreement to the Closing Date:

(a)

the Shareholders shall use, and the Shareholders shall cause Tiempo to use, its best efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Article III shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date; and

(b)

the Shareholders shall promptly notify Sunworld of any event, condition or circumstance occurring from the date of this Agreement to the Closing Date that would constitute a violation or breach of this Agreement by the Shareholders

Section 6.05.  Corporate Examinations and Investigations.  Prior to the Closing Date, Sunworld shall be entitled, through its employees and representatives, to make such reasonable investigation of the assets, liabilities, properties, business and operations of Tiempo and its subsidiaries, and such examination of the books, records, tax returns, results of operations and financial condition of Tiempo.  Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and the Shareholders and Tiempo and the employees and representatives of Tiempo, including without limitation, their counsel and independent public accountants, shall cooperate fully with such representatives in connection with such reasonable review and examination.

Section 6.06.

Acquisition Proposals.  From the date of this Agreement to the Closing Date, neither the Shareholders nor Tiempo, nor any of the officers, directors, affiliates, employees, representatives or agents of Tiempo, shall, directly or indirectly, solicit, initiate or participate in any way in discussions or negotiations with, or provide any information or assistance to, or enter into any contract with any person, entity or group (other than Sunworld) concerning any acquisition of a substantial equity interest in, or in a merger, consolidation, liquidation, dissolution, disposition of assets of Tiempo or any disposition of any of the Tiempo Shares (other than pursuant to the transactions contemplated by this Agreement) (each, an “Acquisition Proposal”), or assist or participate in, facilitate or encourage any effort or attempt by any other person or entity to do or seek to do any of the foregoing.  The Shareholders shall promptly communicate to Sunworld  the terms of any Acquisition Proposal, which any of them may receive.

Section 6.07.

Expenses.  Tiempo, shall bear its own expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel, actuaries, and accountants.

ARTICLE VII

SUNWORLD COVENANTS AND AGREEMENTS

Section 7.01.

Conduct of Businesses in the Ordinary Course.  From the date of this Agreement to the Closing Date, Sunworld shall conduct its business substantially in the manner in which it is currently conducted and shall not enter into any Contract described in Section 5.13, or undertake any of the actions specified in Sections 5.15 or 5.16, without the prior written consent of the Shareholders.

Section 7.02.

Preservation of Permits and Services.  From the date of this Agreement to the Closing Date, Sunworld shall use its best efforts to preserve any permits and licenses in full force and effect and to keep available the services of its respective present officers, employees, consultants and agents and to preserve their goodwill.

Section 7.03.  Litigation. From the date of this Agreement to the Closing Date,  Sunworld shall notify the Shareholders of any actions or proceedings of the type described in Section 5.12 that are threatened or commenced against Sunworld or against any officer, director, employee, properties or assets of Sunworld with respect to their affairs and of any requests for information or documentary materials by any governmental or regulatory body in connection with the transactions contemplated hereby.

Section 7.04.

Conduct of Sunworld Pending the Closing.  From the date hereof through the Closing Date,

(a)

Sunworld  shall use their best efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Article V shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date

(b)

Sunworld  shall promptly notify the Shareholders of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement by Sunworld.

Section 7.05.  Corporate Examinations and Investigations.  Prior to the Closing Date, the Shareholders, or Tiempo, shall be entitled, through its employees and representatives, to make any investigation of the assets, liabilities, properties, business and operations of Sunworld such examination of the books, records, tax returns, results of operations and financial condition of Sunworld.  Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and Sunworld and the employees and representatives of Sunworld, including without limitation, their counsel and independent public accountants, shall cooperate fully with such representatives in connection with such reasonable review and examination

Section 7.06.

Expenses.  Sunworld shall bear their own expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel, actuaries, and accountants.

Section 7.07.

Further Assurances.  Sunworld shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

Section 7.08.  Directors and Good Standing:  On or subsequent to the Closing Date, Sunworld shall take all necessary corporate steps to cause:

(a)

the appointment of directors as designated by the Shareholders to the Board of Sunworld;

(b)

to file with the State of Nevada such documents as shall be required to bring Sunworld into good standing in the State of Nevada.

ARTICLE VIII

CONDITIONS PRECEDENT TO THE OBLIGATION OF CAPITAL COMPANIES TO CLOSE

The obligation of Sunworld to enter into and complete the Share Exchange and related transactions contemplated by the Agreement is subject, at Sunworld’s option, acting in accordance with the provisions of this Agreement with respect to the termination hereof, to the fulfillment on or before the Closing Date, of the following conditions, any one or more of which may be waived by it, to the extent permitted by law.

Section 8.01.

Representations and Covenants.

(a)

the representations and warranties of the Shareholders and Tiempo contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any of such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true as of such date or period;

(b)

the Shareholders and Tiempo shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by them on or before the Closing Date.  The Shareholders and Tiempo shall each have delivered to Sunworld a certificate, dated the Closing Date, and signed by each of the Shareholders and Tiempo to the foregoing effect.

Section 8.02.

Governmental Permits and Approvals.

(a)

all approvals, authorizations, consents, permits and licenses from governmental and regulatory bodies required for the transactions contemplated by this Agreement and to permit the business currently carried on by Tiempo to continue to be carried on by Tiempo substantially in the same manner immediately following the Closing Date shall have been obtained and shall be in full force and effect, and Sunworld shall have been furnished with appropriate evidence, reasonably satisfactory to it, of the granting of such approvals, authorizations, consents, permits and licenses; and

(b)

there shall not have been any action taken by any court, governmental or regulatory body then prohibiting or making illegal on the Closing Date the transactions contemplated by this Agreement;

Section 8.03.

Third Party Consents.  All consents, permits and approvals from parties to contracts with Tiempo that may be required in connections with the performance by the Shareholders of their obligations under this Agreement or the continuance of such contracts with Tiempo  in full force and effect after the Closing Date, shall have been obtained.

Section 8.04.

Litigation.  No action, suit or proceeding shall have been instituted and be continuing or be threatened by any person to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages in connection with such transactions, or that has or could have a material adverse effect on Tiempo.

Section 8.05

No Change in Capitalization.  On the Closing Date, the capitalization of Tiempo shall be as represented.

Section 8.06

No Severance Payments.

No Shareholders shall be entitled to severance or change of control payments by Tiempo as a result of this Agreement being performed.

ARTICLE IX

CONDITIONS PRECEDENT TO THE OBLIGATION OF

THE SHAREHOLDERS TO CLOSE

The obligation of the Shareholders to enter into and complete the Share Exchange, and related transactions contemplated by this Agreement, is subject, at the Shareholder’s option acting in accordance with the provisions of this Agreement with respect to the termination hereof, to the fulfillment, on or before the Closing Date, of the following conditions, any one or more of which may be waived by it, to the extent permitted by law.

Section 9.01.

Representations and Covenants.

(a)

The representations and warranties of Sunworld contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any of such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true as of such date or period; and

(b)

Sunworld shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or before the Closing Date.  Sunworld shall each have delivered to the Shareholders a certificate dated the Closing Date, and signed by an authorized signatories of Sunworld to the foregoing effect.

Section 9.02.

No Change in Capitalization.  On the Closing Date, the capitalization of Sunworld shall be as represented in Schedule 9.02, which represents the complete capitalization as at the Closing Date as per this Agreement, and includes the intended allocation of all shares issued and funds raised pursuant to this Agreement.

ARTICLE X

CLOSING ARRANGEMENTS

Section 10.01.  Closing Location.  The closing of the Share Exchange and the other transactions contemplated by this Agreement (“The Closing”) will take place at 13:00 (MST) on the Closing

Date at the offices of Sunworld’s Solicitor, or such other date or location as the parties may agree to in writing.

Section 10.02.  The Shareholders’ Closing Documents.  At the Closing, the Shareholders will tender to Sunworld:

(a)

Certified copies of resolutions of the directors of Tiempo in a form satisfactory to Sunworld acting reasonably, authorizing:

(i)

the execution and delivery of this Agreement;

(ii)

the transfer of the Tiempo Shares to, and registration of the Tiempo Shares in the name of, Sunworld, and issue of new share certificates representing the Tiempo Shares in the name of Sunworld;

(b)

Share certificates issued in the name of the Shareholders representing the Tiempo Shares duly endorsed for transfer to Sunworld;

(c)

Share certificates issued in the name of the Shareholders representing the Sunworld Shares;

(d)

Share certificates registered in the name of Sunworld, representing the Tiempo Shares;

(e)

A copy of the register of members of Tiempo showing Sunworld as the registered owner of the Tiempo Shares;

(f)

A certificate executed by each of the Shareholders certifying that Sunworld conditions in Section 8.01(b) have been satisfied; and

(g)

All corporate records and books of account of Tiempo  including minute books, share registers and annual reports, and a certificate of good standing.

Section 10.03. Capital Companies’ Closing Documents.  At the Closing, Sunworld will tender to the Shareholders:

(a)

Copies of resolutions of the directors of Sunworld in a form satisfactory to the Shareholders, acting reasonably, authorizing:

(i)

the execution and delivery of this Agreement;

(ii)

the amendments as specified in 7.08(a);

(b)

share certificates, registered in the names of the Shareholders, representing the Sunworld Shares;

(c)

a certified copy of the share issuance order of Sunworld showing the Shareholders as the registered owners of the Sunworld Shares;

(d)

A certificate executed by Sunworld certifying that the Shareholders’ conditions in Section 9.01(b) have been satisfied.

.

Section 10.04.  The parties hereto mutually agree to conduct the Closing by relying upon the exchange of solicitors’ undertakings and that the Closing shall take place in the following sequence:

(a)

Sunworld’ Solicitor will deliver to the Shareholders’ Solicitor Sunworld Closing Documents, upon the latter’s undertaking to hold them in trust;

(b)

Upon receipt of Sunworld  Closing Documents, the Shareholders’ Solicitor will hold them in trust until it is able to deliver to Sunworld Solicitor the Shareholders’ Closing Documents;

(c)

(d)

The Shareholders’ Solicitor will then deliver to Sunworld Solicitor the Shareholders’ Closing Documents;

(e)

Upon receipt of the Shareholders’ Closing Documents, Sunworld Solicitors shall release the Shareholders’ Closing Documents to Sunworld and the Shareholders’ Solicitor shall release Sunworld Closing Documents to the Shareholders.

ARTICLE XI

MISCELLANEOUS

Section 11.1.  Public Notices.  The parties agree that all notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated and no party shall act unilaterally in this regard without the prior approval of the others, such approval not to be unreasonably withheld.

Section 11.2.  Time.  Time shall be of the essence hereof.

Section 11.3.  Notices.  Any notice or other writing required or permitted to be given hereunder or for the purposes hereof shall be sufficiently given if delivered or faxed to the party to whom it is given or, if mailed, by prepaid registered mail addressed to such party at:

A.

if to Tiempo Shareholders, at: 1601-14th St., SW, Calgary, Alberta T3C 1E3 fax number 228-2843 if to Sunworld, at: Sunworld Solicitors, fax number (403) 272-3620, attention Scott Lawler;

Or at such other address as the party to whom such writing is to be given shall have last notified to the party giving the same in the manner provided in this clause. Any notice mailed shall be deemed to have been given and received on the fifth business day next following the date of its mailing unless at the time of mailing or within five business days thereafter there occurs a postal interruption which could have the effect of delaying the mail in the ordinary and usual course, in which case any notice shall only be effectively given if actually delivered or sent by telecopy. Any notice delivered or faxed to the party to whom it is addressed shall be deemed to have been given and received on the business day next following the day it was delivered or faxed.

Section 11.4.  Governing Law.  This Agreement shall be governed by and construed in accordance with the law of the Province of Alberta and the parties submit and attorn to the jurisdiction of the courts of the Province of Alberta.

Section 11.5.   Severability.  If a court of other tribunal of competent jurisdiction determines that any one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose.

Section 11.6.  Entire Agreement.  This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, oral or written, by and between any of the parties with respect to the subject matter hereof.

Section 11.7.  Further Assurances.  The parties shall with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each party shall provide such further documents or instruments required by the other party as may be reasonably necessary or desirable to give effect to the purpose of this Agreement and carry out its provisions whether before or after the Closing Date.

Section 11.8.  Enurement.  This Agreement and each of the terms and provisions hereof shall enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, personal representatives, successors and assigns.

Section 11.9.  Counterparts.  This Agreement may be executed in as many counterparts as may be necessary or by facsimile and each such counterpart agreement or facsimile so executed shall be deemed to be an original and such counterparts and facsimile copies together shall constitute one and the same instrument.

Section 11.10.  Currency.  All amounts expressed in this document are in US Dollars, unless otherwise specified.

IN WITNESS WHEREOF the parties hereto have set their hand and seal as of the day and year first above written.

“The Shareholders”

TIEMPO DE MEXICO LTD., an Alberta corporation

/s/ Kimberley Coonfer

By: /s/ Kimberley Coonfer

Kimberley Coonfer

Name: Kimberley Coonfer

Title:   President

/s/ Larry Winsor

SUN WORLD PARTNERS, INC.

Caribbean Overseas Investments Ltd.

By: /s/ Greg Coonfer

Name:  Greg Coonfer

Title:    Treasurer

SCHEDULE A

CAPITALIZATION OF TIEMPO

Common Stock

Total Capitalization of TIEMPO	500

Warrants, Options, ROFR, Pre-empted Rights

None

 SCHEDULE 2.01

SHARE EXCHANGE

TIEMPO Shareholder	TIEMPO Shares Held	TIEMPO Shares to be Transferred to Sunworld
Kimberley Coonfer	375	375
Caribbean Overseas Investments Ltd.	125	125

Sunworld Shares Issued to Tiempo Shareholders	Recipient TIEMPO Shareholder
37,500	Kimberley Coonfer
12,500	Caribbean Overseas Investments Ltd.